UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2008

General Automotive Company
(Exact name of Registrant as Specified in Charter)

Nevada	333-137755	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5422 Carrier Drive, Suite 309 Orlando, FL	32819
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  407-363-5633

___________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On August 26, 2008, O.E. Source, L.C., a Florida limited liability company and a wholly owned subsidiary of the Registrant (“O.E. Source”), obtained a revolving loan from Presidential Financial Corporation (the “Lender”) in the maximum principal amount of $2,000,000 (the “Loan”).  The Loan was made pursuant to a certain Loan and Security Agreement (the “Loan Agreement”) and is evidenced by a certain Demand Secured Promissory Note, each dated as of August 26, 2008.  The Loan is secured by all of the assets of O.E. Source, including its accounts receivable and inventory.  The Registrant has absolutely and unconditionally guaranteed all debts and obligations of O.E. Source to the Lender, including the Loan and all obligations arising under the Loan Agreement and related loan documents pursuant to a certain Corporate Guaranty Agreement dated as of August 26, 2008 (the “Guaranty”).

O.E. Source may obtain advances under the Loan from time to time during the term of the Loan.  The amounts that may be borrowed under the Loan are determined by reference to the aggregate amounts of O.E. Source’s “Eligible Accounts” and “Eligible Inventory,” as each term is defined in the Loan Agreement, at the time an advance request is made; provided that the maximum outstanding principal balance of the Loan may not exceed $2,000,000.  The principal amounts outstanding under the Loan bear interest at the rate per annum of one percent (1%) above “Wall Street Journal Prime.”

The initial term of the Loan Agreement is three (3) years and thereafter will automatically renew for successive periods of one (1) year unless terminated by either party pursuant to the terms of the Loan Agreement; however the Loan is a demand loan and the Lender can require payment in full of all amounts outstanding under the Loan at any time upon notice to the Borrower.

During the term of the Loan Agreement, O.E. Source may not make any loans to any affiliates or pay or declare any dividends or distributions on any of O.E. Source’s equity interests, including in each case to the Registrant.  Additionally, pursuant to a certain Debt Subordination Agreement by the Registrant in favor of the Lender dated as of August 26, 2008, any and all liability of O.E. Source to the Registrant is subordinate and junior to the liability of O.E. Source to the Lender and the Registrant may not require any payments from O.E. Source on account of any such subordinated liability.

           A copy of the Loan Agreement is being filed as Exhibit 10.1 to this report and is incorporated by reference into this Item 1.01.  The description of the Loan Agreement above is a summary and does not purport to be complete and is qualified in its entirety by reference to the Loan Agreement.

A copy of the Note is being filed as Exhibit 10.2 to this report and is incorporated by reference into this Item 1.01.  The description of the Note above is a summary and does not purport to be complete and is qualified in its entirety by reference to the Note.

A copy of the Guaranty is being filed as Exhibit 10.3 to this report and is incorporated by reference into this Item 1.01.  The description of the Guaranty above is a summary and does not purport to be complete and is qualified in its entirety by reference to the Guaranty.

A copy of the Debt Subordination Agreement is being filed as Exhibit 10.4 to this report and is incorporated by reference into this Item 1.01.  The description of the Debt Subordination Agreement above is a summary and does not purport to be complete and is qualified in its entirety by reference to the Debt Subordination Agreement.

SECTION 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits

Exhibit No.	Description
10.1	Loan and Security Agreement by and between O.E. Source, L.C., a Florida limited liability company, and Presidential Financial Corporation, dated as of August 26, 2008.
10.2	Demand Secured Promissory Note executed by O.E. Source, L.C., a Florida limited liability company, in favor of Presidential Financial Corporation, dated as of August 26, 2008.
10.3	Corporate Guaranty Agreement executed by General Automotive Company, a Nevada corporation, in favor of Presidential Financial Corporation, dated as of August 26, 2008.
10.4	Debt Subordination Agreement executed by General Automotive Company, a Nevada corporation, in favor of Presidential Financial Corporation, dated as of August 26, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Automotive Company

/s/Joseph L. DeFrancisci
Joseph L. DeFrancisci
President and CEO

Date:      September 11, 2008